UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

AboveNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 421-6700

Securities to be registered pursuant to Section 12(b) of the Act: none

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

PREFERRED SHARE PURCHASE RIGHTS
(Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

On August 7, 2008, AboveNet, Inc. (the “Company”) entered into an amendment (the “Rights Agreement Amendment”) to its Rights Agreement (the “Rights Agreement”), dated as of August 3, 2006, with American Stock Transfer & Trust Company, as rights agent.

The information included herein amends and supplements the information included in the Company's Form 8-A filed on August 4, 2006. The following description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment included as Exhibit 4.7 to this Form 8-A/A and incorporated herein by reference.

The Rights Agreement Amendment amends the Rights Agreement to, among other things, add an exception to the definition of “Acquiring Person” (as defined in the Rights Agreement) for an Excluded Stockholder and add a definition of “Excluded Stockholder.”   “Excluded Stockholder” is defined to mean the individually identified members of the York Group, consisting of JGD Management Corp., York Capital Management, L.P. and certain of their affiliated funds holding Company securities, funds and accounts managed by JGD Management Corp. and their respective affiliates and associates; provided, however, that, except as otherwise provided in the definition of “Acquiring Person,” none of the members of the York Group or their affiliates or associates will be an Excluded Stockholder if any such party, individually or collectively, become the beneficial owner of 20% or more of the outstanding Company common stock without the prior written consent of the Company.

ITEM 2.  EXHIBITS.

3.1*	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1*	Rights Agreement dated as of August 3, 2006 between AboveNet, Inc. and American Stock Transfer & Trust Company.

4.2*	Form of Right Certificate.

4.7**	Amendment to Rights Agreement, dated as of August 7, 2008, between AboveNet, Inc. and American Stock Transfer & Trust Company.

(*)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2006, and incorporated herein by reference.

(**)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2008, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AboveNet, Inc.

Dated: August 15, 2008	By:	/s/ Robert Sokota
Robert Sokota,
Senior Vice President and
General Counsel

EXHIBIT INDEX

3.1*	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.1*	Rights Agreement dated as of August 3, 2006 between AboveNet, Inc. and American Stock Transfer & Trust Company.

4.2*	Form of Right Certificate.

4.7**	Amendment to Rights Agreement, dated as of August 7, 2008, between AboveNet, Inc. and American Stock Transfer & Trust Company.

(*)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2006, and incorporated herein by reference.

(**)	Filed as an Exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2008, and incorporated herein by reference.